Exhibit 2(b)

Master Amended and Restated By-Laws, January 1, 2002, as most recently revised

July 19, 2019

APPENDIX A

Revised: July 19, 2019

Trust (FYE)

MFS Series Trust I (8/31)

MFS Series Trust II (11/30)

MFS Series Trust III (1/31)

MFS Series Trust IV (8/31)

MFS Series Trust V (9/30)

MFS Series Trust VI (10/31)

MFS Series Trust VII (7/31)

MFS Series Trust VIII (10/31)

MFS Series Trust IX (4/301, 10/312)

MFS Series Trust X (5/313, 7/314, 10/315, 11/306)

MFS Series Trust XI (9/30)

MFS Series Trust XII (4/307, 10/318)

[1]	The fiscal year end is 4/30 for the following series of MFS Series Trust IX: MFS Corporate Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, and MFS Total Return Bond Fund.
[2]	The fiscal year end is 10/31 for the following series of MFS Series Trust IX: MFS Inflation-Adjusted Bond Fund.
[3]

The fiscal year end is 5/31 for the following series of MFS Series Trust X: MFS Aggressive Growth Allocation Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Mid Cap Equity Fund, MFS Blended Research Small Cap Equity Fund, MFS Blended Research Value Equity Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Equity Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Intrinsic Value Fund, MFS Managed Wealth Fund, and MFS Moderate Allocation Fund.

[4]	The fiscal year end is 7/31 for the following series of MFS Series Trust X: MFS Emerging Markets Debt Fund.
[5]	The fiscal year end is 10/31 for the following series of MFS Series Trust X: MFS Emerging Markets Debt Local Currency Fund.
[6]	The fiscal year end is 11/30 for the following series of MFS Series Trust X: MFS Global Bond Fund.
[7]

The fiscal year end is 4/30 for the following series of MFS Series Trust XII: MFS Lifetime Income Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, MFS Lifetime 2055 Fund, and MFS Lifetime 2060 Fund.

[8]	The fiscal year end is 10/31 for the following series of MFS Series Trust XII: MFS Equity Opportunities Fund.

Trust (FYE)

MFS Series Trust XIII (2/289, 8/3110)

MFS Series Trust XIV (8/31)

MFS Series Trust XV (10/31)

MFS Series Trust XVI (12/3111)

MFS Municipal Series Trust (3/31)

MFS Institutional Trust (6/30)

MFS Variable Insurance Trust (12/31)

Massachusetts Investors Trust (12/31)

Massachusetts Investors Growth Stock Fund (11/30)

[9]	The fiscal year end is 2/28 for the following series of MFS Series Trust XIII: MFS Diversified Income Fund, MFS Government Securities Fund, and MFS New Discovery Value Fund.
[10]	The fiscal year end is 8/31 for the following series of MFS Series Trust XIII: MFS Global Real Estate Fund.
[11]	The fiscal year end is 6/30 for the following series of MFS Series Trust XVI: MFS Prudent Investor Fund.